EXHIBIT 10.25

                          RESTATED EMPLOYMENT AGREEMENT

      THIS RESTATED EMPLOYMENT AGREEMENT is entered into as of the 1st day of October, 2000, between Emanuel Kronitz (the "Employee") and TTR Technologies Inc., a Delaware company (the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company and Employee entered into an Employment Agreement, dated as of June 1, 1999, pursuant to which Employee has been, to date, employed as the Company's Chief operating Officer (hereafter, the "Original Employment Agreement"); and

      WHEREAS, the Company and Employee desire to amend and restate the terms of the Original Employment Agreement such that Employee's continuing obligations thereunder will henceforth be set forth herein .

      NOW, THEREFORE, , in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Restatement of Original Employment Agreement. With effect from the date first written above, the Original Employment Agreement is hereby amended and restated in its entirety so that Employee's continuing duties and obligations to the Company as the Company's Chief Operating Officer shall henceforth be governed by the terms contained herein (as so amended and restated, the "Restated Agreement") . Employee acknowledges and agrees that the Company has satisfied in full all of its obligations to Employee contained under Section 3 of the Original Employment Agreement. Following the effective date of this Restated Agreement, Employee agrees that the Original Employment Agreement, as originally executed by the parties, shall have no force or effect.

2. Employment. With effect from the effective date (as defined in section 2), the Company continues to engage Employee to serve as Chief Operating Officer who shall perform such duties, undertake such responsibilities and exercise such authority as the Board of Directors or the Chief Executive Officer of the Company shall designate and shall report to the Chief Executive Officer. The Employee shall devote his time to the affairs of the Company as required hereunder.

2. Term.

      2.1 Employee's employment under the Restated Agreement shall commence as of October 1, 2000 (the "Effective Date") and, unless otherwise provided, shall end on the earlier of (i) the death or disability (as defined herein ) of the Employee, (ii) termination of Employee's employment by Company with cause (as defined herein); (iii) after three years from the Effective Date (the "initial term"), (iv) termination of Employee's employment without cause by the Company upon 90 days written notice or (v) termination of Employee's employment by Employee upon 90 days written notice. After the expiration of such initial term (other than for reasons set forth in clauses (i), (ii) and (iv) this Agreement shall automatically be renewed for additional three year periods on the same terms and conditions set forth herein (unless mutually agreed otherwise). If Employee's employment is terminated as set forth in clause (iv), Company shall pay Employee the greater of Employee's salary from the date of termination until the end of the then current term of this contract and one year's salary. The Company may elect to pay this sum in one lump payment or in equal monthly payments until the end of the longer of the then current term of the contract or 12 months.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 For the purpose of this paragraph 2, "cause" shall exist if Employee
(i) breaches any of the material terms or conditions of this Agreement; , ((ii)i engages in willful misconduct or acts in bad faith with respect to the Company, in connection with and related to the employment hereunder, (iv) is convicted of a

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felony, provided that with respect to clauses (i) and (ii), if Employee has cured any such condition within 15 days following delivery of the advance notice, then "cause" shall be deemed not to exist.

3. Compensation

Employee acknowledges and agrees that the salary and benefits paid to Employee under the Original Employment Agreement shall constitute the sole consideration payable to Employee by the Company in respect of the services provided under this Restated Employment Agreement and Employee shall not be entitled to any additional consideration in respect thereof as compensation for his services hereunder except as the board of directors of the Company shall decide from time to time.

4. Development Rights. The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Upon the Company's request (whenever made), Employee shall execute and assign to the Company all the rights in the proprietary information.

6. Secrecy and Nondisclosure The Employee shall treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, know-how, data, and other information which are not of public knowledge or record pertaining to the Company's business (existing, potential, and future), including without limitation all business information relating to customers and supplies and products of which the employee becomes aware during and as a result of employment with the Company, and Employee shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during and after the term of this Agreement, any such information detailed herein.

7. Non-Competition & Poaching

      7.1 During the term of this Agreement and for a term of one (1) year after Employee ceases to be employed by the Company, Employee will not, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares) engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which directly competes with the business of the Company, now or hereafter existing.

      7.2 Employee acknowledges that the restricted period of time and geographical location specified under this Section 7 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

      7.3 The Employee shall not at any time during the period from the termination of this Agreement or any extension hereof, to the expiry of six (6) months, employ or attempt to employ or solicit or endeavor to entice away from or discourage from being employed by the Company any person who is, or shall at any time until the termination of this Agreement or any extension hereof, one of the employees of the Company.

8. Expenses

      Employee is authorized to incur reasonable and proper expenses for promoting the business of the Company including expenses for entertainment, travel, lodging, and similar items. The Company will reimburse Employee promptly for all such expenses upon presentation by Employee, of receipts or other appropriate evidence of expenses.

9. Miscellaneous

      9.1 Employee Representations. The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which he is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

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      9.2 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      9.3 Notices. All notices or other communications required or desired to be sent to either Party shall be in writing and shall be sent by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this Clause. Any such notice shall have been deemed to have been delivered if served by hand when delivered, if by Registered or Certified Mail 48 hours after posting if within the same country or 14 days if posted from another country, and by telex or facsimile transmission when dispatched and receipt confirmed by recipient party.

      9.4 Severability. Any term or provision of this Agreement which is found by a court, tribunal or arbitration panel to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the other terms or provisions of this Agreement. In the event that any term or provision of this Agreement is found to be unenforceable or ineffective, then the reviewing court, tribunal or arbitration panel may modify such term or provision to the extent necessary to render it enforceable and the parties agree to be bound by and perform this Agreement as modified.

      9.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of New York City or the state courts of the State of New York sitting in New York City in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed by the date stated above.

TTR Technologies Inc.


/s/ Marc. D. Tokayer                        /s/ Emanuel Kronitz
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                                            Emanuel Kronitz